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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2006


                        SkillSoft Public Limited Company
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               (Exact Name of Registrant as Specified in Charter)

          Republic of Ireland                           0-25674                                 None
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        (State or Other Juris-                        (Commission                           (IRS Employer
       diction of Incorporation                      File Number)                        Identification No.)

                107 Northeastern Boulevard
                   Nashua, New Hampshire                                              03062

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         (Address of Principal Executive Offices)                                   (Zip Code)


       Registrant's telephone number, including area code: (603) 324-3000

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          (Former Name or Former Address, if Changed Since Last Report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01. OTHER EVENTS

On January 13, 2006, the board of directors (the "Board") of SkillSoft Public Limited Company (the "Company") approved the full acceleration of the vesting of all outstanding share options held by the Company's employees, other than executive officers and directors, as of January 13, 2006 (the "Effective Date"). Options to purchase an aggregate of approximately 1.7 million ordinary shares are subject to this vesting acceleration, representing approximately 11% of the Company's total outstanding share options. Based on the last reported sale price of the Company's American Depositary Shares ("ADSs") of $5.77 per share on the Effective Date, approximately 52% of the total accelerated share options are "in-the-money" with a weighted average exercise price of $3.76 per share.

The primary purpose of the acceleration of the vesting of these unvested share options is to eliminate future compensation expense that the Company would otherwise have to recognize in its consolidated statement of operations with respect to such options when Statement of Financial Accounting Standards No. 123(R) "Share Based Payment" ("SFAS 123(R)") becomes effective for the Company on February 1, 2006. As a result of the vesting acceleration, the Company expects that it will avoid recognition of approximately $9.1 million of stock-based compensation expense in future periods beginning February 1, 2006, including a savings of approximately $4.7 million of stock-based compensation in the fiscal year ending January 31, 2007. Of these anticipated savings, approximately $6.7 million (including approximately $3.0 million in the fiscal year ending January 31, 2007) is attributable to options with an exercise price above $5.77 per share (the last reported sale price of the Company's ADSs on the Effective Date) and approximately $2.4 million (including approximately $1.7 million in the fiscal year ending January 31, 2007) is attributable to "in-the-money" options. In connection with the acceleration of the "in-the-money" options, the Company estimates that it will incur a one-time GAAP, non-cash stock-based compensation charge of between $90,000 to $175,000 in the quarter ending January 31, 2006.

In addition to the financial considerations described above, the Board also considered whether accelerating share options, particularly "in-the-money" options, would have an adverse impact on employee retention. The Board determined that the retentive value of underwater options (i.e., options with an exercise price greater than $5.77 per share on the Effective Date) is minimal. In addition, the Board does not believe that significant retentive value will be lost as a result of the acceleration of "in-the-money" share options held by employees because 86% of the unvested options were scheduled to vest, according to their terms and absent the acceleration, within 18 months from the Effective Date. The Board therefore believes the advantages to shareholders, in the form of reduced operating expenses, outweigh the potential disadvantages of accelerating share options, including "in-the-money" options.

The Board and the Compensation Committee of the Board continue to evaluate the optimal manner in which to use equity incentive compensation in the future in light of SFAS 123(R) and the Company's personnel needs.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       SkillSoft Public Limited Company

Date:  January 20, 2006                By: /s/ Charles E. Moran
                                           ---------------------------------
                                           Charles E. Moran
                                           President and Chief Executive Officer